Exhibit 10.9

                           STOCK REPURCHASE AGREEMENT


         This Stock Repurchase Agreement (the "AGREEMENT") is made and entered into effective as of June 4, 2002, by and between Passave Inc., a Delaware corporation (separately or collectively with its subsidiary, Passave Ltd., as applicable, "PASSAVE" or the "COMPANY"), Ariel Maislos ("AM") and Blue Orange Ventures, LLC ("BLUE Orange" or the "SHAREHOLDER").

                                    RECITALS

         A. Passave and certain investors (the "INVESTORS"), have entered into a Stock Purchase Agreement and related agreements (the "INVESTMENT AGREEMENTS"), pursuant to which the Investors shall purchase Series B Preferred Stock of the Company (the "INVESTMENT"), under the terms set forth therein.

         B. Following the consummation of the Investment (the "CLOSING"), AM (holding his Shares via Blue Orange will be the beneficial owner of such amount of shares of Common Stock of Passave as set forth opposite his signature herein (the "SHARES").

         C. Following the Closing, AM will continue to be employed by Passave.

         D. As an inducement for the Investors to consummate the Investment, the Investors desire AM to, and AM is willing to, subject the Unvested Shares (as defined below) to repurchase by the Company, subject to the terms and conditions provided herein.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1. VESTING; COMPANY RIGHT TO REPURCHASE.

         1.1 VESTING. Upon the Closing, twenty-five percent (25%) of the Shares will be deemed "Vested" and fully owned by the Shareholder, and the Company shall have no right with respect thereto. The remaining seventy-five percent (75%) of the Shares will be deemed "Unvested." Although all of the Shares (whether Vested or Unvested) will entitle the Shareholder to all of the rights accorded to a holder of Common Stock of Passave Inc. (including the right to cash dividends, if any, and the right to vote such Shares), the Unvested Shares (as defined in Section 1.5 below) will remain subject to repurchase pursuant to
Section 1.3. The Unvested Shares shall become Vested Shares in equal portions on a quarterly basis over the forty-eight (48) month period following the Closing, beginning on June 4, 2002.

         1.2 ESCROW. As security for the faithful performance of this Agreement, Shareholder agrees to deliver such certificate(s) together with stock power in the form attached hereto as EXHIBIT A, executed by Stockholder (with the date and number of Shares left blank), to Naschitz, Brandes & Co., Israeli counsel to the Company ("ESCROW AGENT"); said documents are to be held by the Escrow Agent pursuant to the Joint Escrow Instructions of the Company and the Stockholder as set forth in EXHIBIT B hereto and incorporated herein by this reference, which instructions shall also be delivered to the Escrow Agent.

         1.3 PASSAVE'S RIGHT TO REPURCHASE UNVESTED SHARES.

                  (a) In the event that (i) The Company terminates AM's employment with the Company for Cause; or (ii) AM resigns or voluntarily departs from his employment with Passave for any reason other than Good Reason (each, a "TRIGGER EVENT"), then, for a period of thirty (30) days after the Trigger Event, the Company shall have the right, but not an obligation, to repurchase all of the Shares owned or held by AM and/or the Shareholder or any Permitted Transferee thereof that remain Unvested as of the date of such Trigger Event, for a price equal to the par value of such Unvested Shares.

                  (b) In the event that the Company terminates AM's employment with the Company for any reason other than for Cause, then, for a period of thirty (30) days after the date of termination of employment, the Company shall have a right, but not an obligation, to repurchase fifty percent (50%) of the Unvested Shares owned or held by the Shareholder, and/or AM, or any Permitted Transferee thereof, that remain Unvested on the date of such termination, for a price equal to the par value of such Unvested Shares (such exercise by the Company of its right to repurchase Shares pursuant to this Sections 1.3(a) and 1.3.(b) herein, a "REPURCHASE") and the balance of the shares (i.e., the Shares that are not subject to a Repurchase) shall immediately and automatically vest, PROVIDED that the Repurchase right granted under this Subsection 1.3(b) is approved by at least five (5) out of the six (6) members of the Board of Directors of the Company.

                  (c) The Repurchase shall be performed by the Company by written notice to AM. The Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Unvested Shares being repurchased by the Company, without further action by AM.

         1.4 ACCELERATED VESTING OF SHARES. All of AM's Unvested Shares shall immediately and automatically Vest and no longer be subject to repurchase by the Company pursuant to Section 1.3 of this Agreement, upon the termination of AM's employment with the Company (i) by the Company, for any reason other than for Cause, and other than as set forth in Section 1.3(b), (ii) by AM for Good Reason, at any time within thirty (30) days of the occurrence of the event that constitutes such Good Reason, or (iii) due to death or disability.

         1.5 CHANGE OF CONTROL.

                  1.5.1 In the event of a Change of Control, in which the consideration received by the stockholders of the Company is OTHER THAN (i) cash, or (ii) stock of a corporation which is actively traded on an active public market, any Unvested Shares which are assumed or substituted by shares covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares or units and exercise prices, shall continue in the manner and under the terms so provided. The Unvested Shares shall be considered assumed if, the surviving entity assumes this agreement and if following consummation of the Change of Control, the Unvested Shares immediately prior to the consummation of the Change of Control, are replaced by the consideration (whether shares, or other securities or property) received in the transaction by the Shareholder of the Company for each share held on the effective date of the transaction (and if shareholders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares);

                  1.5.2 In the event of a Change of Control in which the consideration received by the stockholders of the Company is OTHER THAN (i) cash, or (ii) stock of a corporation which is actively traded on an active public market, AND AM's employment is terminated by the Company for any reason other than Cause within nine (9) months after the Change of Control, then All of AM's Unvested Shares shall immediately and automatically Vest and no longer be subject to repurchase by the Company pursuant to Section 1.3 of this Agreement.

                  1.5.3 In the event of a Change of Control in which the consideration received by the stockholders of the Company is (i) cash, or (ii) stock of a corporation which is actively traded on an active public market, then All of AM's Unvested Shares shall immediately and automatically Vest and no longer be subject to repurchase by the Company pursuant to Section 1.3 of this Agreement.

                  1.5.4 "Change of Control" shall mean (A) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation); or (B) a sale of all or substantially all of the assets of the Corporation; unless in each case, the Company's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity.

         1.6 STOCK SPLITS, STOCK DIVIDENDS, ETC. Any shares of capital stock of Passave received by AM with respect to the Unvested Shares as the result of any stock dividend, stock split, recapitalization or other similar event, shall be considered "Unvested Shares" for all purposes of this Agreement and shall be subject to the same vesting schedule as AM's Unvested Shares with respect to which they were received.

2. TRANSFER OF UNVESTED SHARES.

         2.1 PROHIBITED AND PERMITTED TRANSFERS. In addition to any other limitation on Transfer (as defined below), AM may not Transfer any Unvested Shares, or any interest therein, except to a Permitted Transferee and as expressly provided in this Section 2, and in any event only after compliance with the specific limitations and conditions set forth in this Section 2 and all applicable securities laws. Any purported Transfer other than a Permitted Transfer is void and is of no effect, and no purported transferee thereof will be recognized as a holder of the Unvested Shares for any purpose whatsoever. Should such a Transfer purport to occur, Passave may refuse to carry out the Transfer on its books, set aside the Transfer, or exercise any other legal or equitable remedy.

         2.2 CONDITIONS TO TRANSFER. It shall be a condition to any Permitted Transfer that:

                  (1) The transferee of the Unvested Shares shall execute all such documents as Passave reasonably may require to ensure that Passave's rights under this

          Agreement are adequately protected with respect to such Unvested Shares, including, without limitation, the transferee's agreement to be bound by all terms and conditions of this Agreement, as if he, she or it were the original holder of such Unvested Shares; and

                    (2) Passave is reasonably satisfied that such Transfer complies in all respects with the requirements imposed by applicable securities laws and regulations.

3.       CERTAIN DEFINITIONS. For purposes of this Agreement:

          3.1 "Cause" shall mean the existence of:

                    (1) AM's conviction of or pleading guilty to any felony which the board of directors of the Company reasonably believes had or will have a material detrimental effect on the company's reputation or business; or

                    (2) AM's willful breach of his fiduciary duties to Passave (it being understood that an action taken by AM which AM reasonably believes is in the best interests of Passave shall not be deemed a "willful breach") or any act of personal dishonesty in connection with his responsibilities to the Company that is intended to result in substantial, direct or indirect, personal enrichment of AM; or

                    (3) any material breach by AM of his Confidentiality and Non Disclosure Agreement that is capable of being cured and is not so cured within 30 days following written notice by the Company specifying the breach; or (4) continued non performance of AM's duties under his Employment Agreement that is not cured within 30 days following receipt of notice by the Company specifying such material non performance.

          3.2 "Good Reason" shall mean:

                    (1) without AM's express written consent, a significant reduction of AM's duties, position or responsibilities (as compared to the position he currently holds at Passave), or the removal of AM from such position and responsibilities unless he is provided with a comparable position (i.e., a position of equal or greater organizational level, duties, authority, compensation and status); provided that in the event that the Company hires a new President or CFO, removal of AM from his position to a suitable position or a change of title that comply with the above shall not be deemed a significant reduction in AM's position and responsibilities; or

                    (2) a material reduction in AM's level of compensation, other than a reduction due to lack of financial resources of the Company that is effected with respect to all Company employees.

          3.3 "Permitted Transfer" shall mean (i) a Transfer by will or under laws of descent and distribution; or (ii) a Transfer by a holder of the Shares or AM (the "Transferor") to his ancestors, descendants, siblings or spouse, or to a trust, partnership, limited liability company, custodianship or other fiduciary account for the benefit of the Transferor and/or such ancestors, descendants or spouse, including any Transfer in the form of a distribution from any such trust, partnership, limited liability company, custodianship or other fiduciary account to any of the foregoing permitted beneficial owners or beneficiaries thereof.

          3.4 "Permitted Transferee" shall mean the recipient of a Permitted Transfer.

          3.5 "Transfer" shall mean a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of the Unvested Shares.

4. STOP-TRANSFER NOTICES. Stockholder agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

5. REFUSAL TO TRANSFER. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

6. MISCELLANEOUS.

          6.1 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

          6.2 LEGENDS. Any stock certificates representing the Unvested Shares shall be legended at the request of Passave with the following legend:

              THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

          6.3 REPRESENTATIONS AND WARRANTIES. Shareholder represents and warrants that this Agreement is a legal, valid and binding obligation, enforceable against the Shareholder in accordance with its terms.

          6.4 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed according to the laws of the State of Israel, without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Agreement shall be resolved in the competent court for the Tel Aviv-Jaffa district, and each of the parties hereby submits irrevocably to the exclusive jurisdiction of such court.

          6.5 INVESTMENT. In the event the Investment is not consummated and the Investment Agreements are terminated for any reason in accordance with their terms, this Agreement shall be null and void.

          6.6 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          6.7 BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties hereto without prior written consent of the other party hereto.

          6.8 AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          6.9 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          6.10 EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

          6.11 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram, telex or telecopy, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

               If to Passave:        Passave Inc., C/o Passave Ltd.
                                     7 Rival St., Tel Aviv Israel
                                     Fax:
                                     Tel:


               If to AM:             Ariel Maislos or Blue Orange Ventures, LLC
                                     25 Ben Gurion St., Or Yehuda, Israel


               With a copy to:       Naschitz, Brandes & Co.
                                     5 Tuval Street
                                     Tel Aviv, Israel 67897
                                     Facsimile No.: (972-3) 623-5000
                                     Attn: Sharon Amir

         IN WITNESS WHEREOF, the parties have caused this Stock Repurchase Agreement to be duly executed on the date and year first above written.

Passave Inc.

By: /S/  ARIEL MAISLOS
------------------------
Name:    Ariel Maislos
Title:   President

Ariel Maislos                                  Number of Shares of Common Stock
                                               of Passave Inc.:

/S/ ARIEL MAISLOS                              10,510
------------------------



Blue Orange Ventures, LLC

By: /S/ ARIEL MAISLOS
------------------------
Name:   Ariel Maislos
Title:  President

                                    EXHIBIT A

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED I, __________________________, hereby sell, assign and transfer unto __________________________________________________________,
(______) shares of the Common Stock of Passave Inc. standing in my name of the books of said corporation represented by Certificate No. _________ herewith and do hereby irrevocably constitute and appoint _________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Stock Assignment may be used only in accordance with the Stock Repurchase Agreement between Passave Inc. and the undersigned dated as of May 30, 2002.

Dated:
        ------------------------------------
        Signature:  /S/ ARIEL MAISLOS





INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its Repurchase Option as set forth in the Agreement, without requiring additional signatures on the part of the Stockholder.



                                    EXHIBIT B

                            JOINT ESCROW INSTRUCTIONS

Naschitz, Brandes & Co.,
Israeli counsel to Passave Inc.
Attn.  Sharon Amir, Adv.

Dear Sir:

As Escrow Agent for both Passave Inc. (the "Company") and the undersigned purchaser of stock of the Company (the "Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement ("Agreement") between the Company and the undersigned, in accordance with the following instructions:

In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the "Company") exercises the Company's repurchase option set forth in the Agreement (the "Repurchase Option"), the Company shall give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder, which shall not be prior to 21 days from the delivery of such notice, at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice, subject only to the provisions below with respect to dispute resolution.

At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee, against the simultaneous delivery to you of the purchase price (by cash, a check, or some combination thereof) for the number of shares of stock being purchased pursuant to the exercise of the Company's Repurchase Option.

Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as Purchaser's attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a shareholder of the Company while the stock is held by you.

Upon written request of the Purchaser, but no more than once per calendar year, unless the Company's Repurchase Option has been exercised, you will deliver to Purchaser a certificate or certificates representing so many shares of stock as are not then subject to the Company's Repurchase Option. Within ninety (90) days after cessation of Purchaser's continuous employment by or services to the Company, or any parent or subsidiary of the Company, you will deliver to Purchaser a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Company's Repurchase, Option.

If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder.

Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

In the event that during the 21 day period described above, the Purchaser notifies you that it disputes the Company's exercise of the Repurchase Option, or should you otherwise learn of any dispute with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

Any notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram, telex or telecopy, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

                  COMPANY:                  Passave Inc.
                                            C/o Passave Ltd.
                                            Beit Amgar, 7 Rival St
                                            Tel Aviv, Israel
                                            Tel:  972-3-6887272
                                            Facsimile: (972-3-6887062)

                  PURCHASER:                Blue Orange Ventures, LLC.
                                            C/o Ariel Maislos
                                            25 Ben Gurion St.
                                            Or Yehuda, Israel

                  ESCROW AGENT:
                                            Naschitz, Brandes & Co.
                                            5 Tuval St.
                                            Tel Aviv
                                            Tel: 03-6235090
                                            Fax: 03-6235021

By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

The Repurchase Agreement is incorporated herein by reference. These Joint Escrow Instructions, the Repurchase Agreement (including the exhibits referenced therein) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Escrow Agent, the Purchaser and the Company with respect to the subject matter hereof, and may not be modified except by means of a writing signed by the Escrow Agent, the Purchaser and the Company.

These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of Israel.

                                         Very truly yours,

                                         Passave Inc.

                                         By: ARIEL MAISLOS   /S/ ARIEL MAISLOS

                                         Title: PRESIDENT

PURCHASER:

Blue Orange Ventures, LLC

By:  /S/ ARIEL MAISLOS
----------------------
Ariel Maislos
Title:  President

Address: ___________________________
____________________________________
____________________________________



/S/ NASCHITZ, BRANDES & CO.
---------------------------
Naschitz, Brandes & Co., Israeli
counsel to Passave Inc.